Exhibit 10.25
EMULEX CORPORATION
2005 EQUITY INCENTIVE PLAN
AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENTS
          This Amendment (the “Amendment”) to any and all Incentive Stock Option Agreements (the “Agreements”) by and between Emulex Corporation, a Delaware corporation (the “Company”), and the person named below as Optionee, is hereby entered into effective April 20, 2010. All capitalized terms used herein not otherwise defined shall have the same meanings ascribed to them in the Agreements.
RECITALS
          WHEREAS, Optionee has been granted stock options to purchase from the Company common stock (the “Shares”) pursuant to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), subject to the vesting restrictions set forth in the Agreements;
          WHEREAS, on November 19, 2008, the Board of Directors of the Company (the “Board”) approved the Change in Control Retention Plan (the “Retention Plan”), effective November 20, 2008, and on January 15, 2009, the Compensation Committee of the Board approved amendments to certain Key Employee Retention Agreements (“KERAs”), effective January 16, 2009, and Optionee is either a participant in the Retention Plan or party to a KERA;
          WHEREAS, Section 5(a) of the Retention Plan and Section 5(a) of the KERAs, as amended, provides that upon a Termination Event during a Change in Control Period (each as defined in the Retention Plan), the right of a participant to vest in stock options held as of the termination date shall be fully accelerated so that all grants of stock options received by the participant shall thereafter be fully vested and non-forfeitable.
          WHEREAS, pursuant to Section 3.3 of the 2005 Plan, the Administrator has the authority, inter alia, to amend outstanding awards granted under the 2005 Plan, including for the purpose of modifying the time or manner of vesting and/or the term of any such award; and
          WHEREAS, pursuant to Section 12 of the Agreement, the parties desire to amend the Agreement so that Optionee may benefit from the protections afforded in Section 5(a) of the Retention Plan or Section 5(a) of the KERA, as applicable and consistent with maintaining qualification as an incentive stock option, in the case that Optionee experiences a Termination Event during the Change in Control Period.
AGREEMENTS
          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:
          1. A new Section 14 shall be added to each of Optionee’s ISO Agreements as follows:

Term and Vesting of Stock Option under Change in Control Retention Plan or Key Employee Retention Agreement. Notwithstanding the foregoing provisions of Section 4 and Section 5 hereof, this Section 14 shall apply in the event that Optionee experiences a Termination Event during a Change in Control Period, as each of those terms is defined in the Company’s Change in Control Retention Plan (the “Retention Plan”) or Optionee’s Key Employee Retention Agreement (“KERA”).
          In the event Optionee’s employment is terminated by the Company (or its successor) without Cause or by Optionee for Good Reason (as such terms are defined in the Retention Plan or the KERA, as applicable), either (i) prior to a Change in Control (as defined in the Retention Plan or the KERA, as applicable), at a time at which the Compensation Committee determines that there is a reasonable likelihood that the Company will undergo a Change in Control within the next 12 months, or (ii) within 24 months after a Change in Control, then the following provisions will apply:
          (a) Acceleration of Vesting. Any unvested portion of the Option shall not be forfeited at the time Optionee’s employment is terminated, but rather, immediately shall become 100% vested.
          (b) Exercise Period. The Option shall remain outstanding and exercisable for a period of 3 months from the date of Optionee’s termination of employment, or, until 10 years from the Grant Date (5 years from the Grant Date if, at the time the Option is granted, Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations), whichever is sooner.
          3. Ratification and Affirmance. Subject to the foregoing, the parties hereto hereby ratify and affirm the Agreements in each and every respect.
          IN WITNESS WHEREOF, the Company and Optionee have duly executed this Amendment, to be effective as of April 20, 2010.

EMULEX CORPORATION

By:

Name:

Title:

OPTIONEE

Name:

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